Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis - February 2006

Series	2003-2	*
Deal Size	$500 MM
Expected Maturity	04/17/06

Yield	10.25%
Less: Coupon	6.24%
Servicing Fee	0.50%
Net Credit Losses	1.58%
Excess Spread:
February-06	1.93%
January-06	2.80%
December-05	4.09%
Three month Average Excess Spread	2.94%
Delinquency:
30 to 59 days	1.67%
60 to 89 days	1.00%
90 + days	2.03%
Total	4.70%
Principal Payment Rate	10.00%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.